EXHIBIT 10.6

RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT (the “Agreement”) is made and entered into on the 30th day of June, 2006 (“Effective Date”), by and between CORAUTUS GENETICS INC., a Delaware corporation (the “Company”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“Exchangor”).

WHEREAS, the Company issued to the Exchangor four Promissory Notes, dated December 31, 2003, July 22, 2004, September 22, 2004, and June 30, 2005 (collectively “Notes”), in the original aggregate principal amount of Fifteen Million Dollars ($15,000,000); and

WHEREAS, the accrued interest on the Notes as of June 30, 2006 aggregates to $1,608,102.89, and thus the principal and interest due under the Notes totals $16,608,102.89 as of June 30, 2006 (“Total Debt”); and

WHEREAS, the Company and the Exchangor desire to undertake a recapitalization of the Company (“Recapitalization”) whereby the Exchangor shall exchange the Total Debt for 2,475,659 shares of the Company’s Series E Preferred Stock, par value $0.001 per share (“Series E Stock”); and

WHEREAS, the Series E Stock shall have the rights and preferences as set forth in the Certificate of Designation of Preferences and Rights of Series E Preferred Stock attached hereto as Exhibit A (“Certificate”).

NOW THEREFORE, in consideration of the premises set forth above, the promises and the covenants hereinafter contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EXCHANGE AND TERMINATION OF DEBT.

1.1 Exchange of Total Debt for Stock. As of the Effective Date, the Exchangor hereby exchanges the Total Debt for 2,475,659 shares of Series E Stock (“Exchange Shares”).

1.2 Stock Certificate. Concurrently with the execution hereof, the Company has delivered to the Exchangor a certificate reflecting the issuance of the Exchanged Shares.

1.3 Termination of Debt Obligations. As of the Effective Date (a) the Total Debt has been satisfied in full by the exchange described herein, and (b) the Total Debt is forever released and extinguished by the Exchangor.

1.4 Promissory Note; Loan Agreement. Concurrently with the execution hereof, the Exchangor has returned to the Company the Notes marked “Cancelled.” In addition, concurrently with the execution hereof, that certain Loan Agreement by and between the Exchangor, the Company, and Vascular Genetics Inc., dated July 30, 2003, as amended, shall be terminated and no further obligations thereunder shall survive the execution hereof.

2. ADDITIONAL AGREEMENTS AND COVENANTS

2.1 Approval and Waiver. The Exchangor, as the sole holder of the Company’s Series D Preferred Stock, hereby approves, to the extent necessary pursuant to the Certificate of Designation of the Preferences and Rights of Series D Preferred Stock (“Series D Certificate”), the Company’s creation and issuance of the Series E Preferred Stock and waives any and all conversion price adjustment to the Series D Preferred Stock under Section B(5) of the Series D Certificate that may be triggered by the issuance of the Exchange Shares (and those shares convertible therefor).

2.2 Right of First Negotiation. In the event the Company develops or acquires a product candidate (“New Product Candidate”) that is not a Final Product as defined in the Distribution Agreement between Exchangor and Company dated July 30, 2003, as amended, (“Existing Distribution Agreement”) and Company desires to distribute the New Product Candidate, if and when licensed, through an external distributor, then Company shall afford Exchangor the first right to negotiate for the distribution rights under the following terms and conditions:

(i) Company may give notice to Exchangor of its intent to enter into negotiations for a New Product Candidate with an external distributor. Such notice may not be given prior to the commencement of a Phase I trial for the New Product Candidate. For a period of 90 days after such notice is given, Company shall negotiate exclusively with Exchangor the terms and conditions under which Company and Exchangor would each be willing to enter into a distribution relationship for such New Product Candidate. Such negotiations shall address the subject matter covered in the Existing Distribution Agreement, but the resolution of issues need not be the same as in the Existing Distribution Agreement. Company and Exchangor will negotiate in good faith. If a distribution agreement has not been entered into during such 90 day period, then Exchangor may thereafter within one year of the termination of negotiations enter into a distribution agreement with another external distributor for the New Product Candidate without notice or reoffering a distribution opportunity to Exchangor for the New Product Candidate, provided that such agreement is on terms, in the aggregate, equivalent or more favorable to Company than those last offered by Exchangor, as such determination is reasonably made by the Company in good faith.

(ii) The foregoing right of first negotiation shall apply to each New Product Candidate for which a Phase I clinical trial is commenced. Failure of Company and Exchangor to enter into a distribution agreement with respect to one New Product Candidate shall not relieve Company of its obligation to enter into negotiations with respect to another New Product Candidate for which a Phase I trial is commenced.

(iii) The foregoing right of first negotiation shall not apply (1) after a Change of Control of Company; (2) if a distribution agreement is in effect for the New Product Candidate at the time of its acquisition by Company, or (3) if the New Product Candidate is co-developed by Company and another entity. For purposes hereof, “Change of Control” shall mean (in one transaction or a series of transactions) (i) any person or “group” of persons (determined based on Rule 13d-5(b) under the Exchange Act), other than the Company, becomes the “beneficial owner” (as defined under Rule 13d-3 under the Exchange Act) of more than 50% of the equity securities of the Company , (ii) individuals who on the date of this Agreement constituted the board of directors of the Company (together with any new directors whose election by the Company’s board of directors or whose nomination by Company’s board of directors for election by Company’s stockholders was approved by a vote of at least a majority of the members of Company’s board of directors then in office who either were members of Company’s board of directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s board of directors then in office, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person, (iv) after giving effect to any merger, consolidation or reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or reorganization do not hold more than 50% of the equity securities of the surviving corporation, or any other person or “group” (as defined above) holds 30% or more of the equity securities of the surviving corporation, or (v) the board of directors of the Company approves any of the foregoing or the Company enters into a definitive agreement with any person with respect to any of the foregoing.

2.3 Board Representation. Exchangor shall have the right, but not the obligation, to appoint one individual to the Company’s Board of Directors. Upon initial exercise of such right, Exchangor shall provide written notice to the Company of Exchangor’s appointee, together with such information regarding the appointee as required by the Company’s bylaws for stockholder recommendations to the Company’s Board of Directors. The Company shall cause such appointee to become a member of the Company’s Board of Directors not less than one hundred twenty (120) days following the receipt of such notice (so long as the appointee is eligible to serve on the Board of Directors). Thereafter, Exchangor shall provide written notice to the Company of the Exchangor’s appointee not less than ninety (90) days prior to each of the Company’s annual meeting of stockholders, together with such information regarding the appointee as required by the Company’s bylaws for stockholder recommendations to the Company’s Board of Directors. The Company’s Board of Directors shall nominate such individual for election by the stockholders at the subsequent annual meeting (so long as the appointee is eligible for serving on the Board of Directors).

2.4 Additional Restrictions on Transfer of Exchange Shares. The Exchangor will make no transfer of the Exchange Shares that is in violation of the Securities Act of 1933, as amended (“Securities Act”) or any state securities law or regulation. The Exchangor agrees that in no event will the Exchangor sell, transfer, or otherwise dispose of any of the Exchange Shares (other than pursuant to an effective registration statement under the Securities Act and applicable state securities laws), unless and until the Exchangor has first furnished to the Company an opinion, reasonably satisfactory to the Company and its legal counsel, to the effect that such transfer may be made without registration under the Securities Act and all applicable state securities laws.

2.5 Legends. The Exchangor agrees that stop transfer instructions will be given to the Company’s transfer agent (or noted on the appropriate records of the Company) and that there has been placed on the Exchangor’s certificate(s) representing the Exchange Shares a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

Any assignment or endorsement of the certificate(s) representing the Exchange Shares which is in violation of the restrictions on transfer provided above and elsewhere herein will not be recognized by the Company nor will any assignee or endorsee of such shares be recognized as the owner thereof by the Company.

2.6 Additional Documents and Assurances. If deemed necessary by the Company or its counsel, the Exchangor shall execute and deliver, or cause to be executed and delivered, all such additional instruments and documents as are required to best effectuate the purposes and intent of this Agreement, including the termination of the Total Debt as of the Effective Date.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Exchangor as of the Effective Date the following:

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

3.2 Authorization. The Company has the right, power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate and stockholder action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 No Conflict. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company will not, with or without the giving of notice or the lapse of time, or both: (A) violate or conflict with any of the provisions of any charter document or bylaw of the Company; or (B) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or its properties may be bound; or (C) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which the Company is a party or by which it or its properties may be bound; or (D) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company.

3.4 Public Filings. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), during the twelve (12) months preceding the date of this Agreement. As of their respective filings dates, such reports (a) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (b) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.5 Certificate. The Company has caused the Certificate to be filed with the Secretary of State of the State of Delaware.

3.6 Issued Shares. The Exchange Shares, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, shall be duly and validly issued, fully paid, and nonassessable.

3.7 Government Approvals. Except for filings and/or notices necessary to comply with the Securities Act and state securities or “blue sky” laws, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company by virtue of the Company’s execution and delivery of this Agreement or the consummation of any of the transactions contemplated herein.

4. REPRESENTATIONS AND WARRANTIES OF THE EXCHANGOR

The Exchangor hereby represents and warrants to the Company as of the Effective Date the following:

4.1 Organization. The Exchangor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2 Authorization. The Exchangor has the right, power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Exchangor, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate and shareholder action on the part of the Exchangor. This Agreement has been duly and validly executed and delivered by the Exchangor and constitutes the Exchangor’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 No Conflict. The execution and delivery of this Agreement by the Exchangor, the consummation of the transactions contemplated herein by the Exchangor, and the performance of the covenants and agreements of the Exchangor will not, with or without the giving of notice or the lapse of time, or both: (A) violate or conflict with any of the provisions of any charter document or bylaw of the Exchangor; or (B) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Exchangor is a party or by which it or its properties may be bound; or (C) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which the Exchangor is a party or by which it or its properties may be bound; or (D) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Exchangor.

4.4 Valid Debt. The Exchangor is the sole owner and holder of the Notes and the Total Debt and any other indebtedness being terminated, released and exchanged as consideration for receiving the Exchange Shares, and the Exchangor has not assigned or transferred, or purported to assign or transfer, to anyone whatsoever all or any portion of the Notes or the Total Debt or other indebtedness being terminated, released or exchanged hereunder. The Exchangor has no knowledge of any party having an interest in the Notes or the Total Debt or any other indebtedness being terminated, released or exchanged hereunder.

4.5 Termination of Debt Obligation. The Exchangor understands that in exchange for the Exchange Shares, the Exchangor’s right and title to the Total Debt is forever terminated, and Exchangor can no longer enforce any obligations whatsoever with regard to the Total Debt.

4.6 Investment Representations and Intent.

(i) Accredited Investor. The Exchangor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and is experienced in evaluating and investing in companies such as the Company, and has such expertise and knowledge in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company. The Exchangor is able to bear the economic risk of investment in the Exchange Shares, has adequate means of providing for the Exchangor’s current needs and contingencies and has no need for liquidity with respect to the Exchange Shares.

(ii) Investment Decision. The Exchangor is not acquiring the Exchange Shares based upon any representation, oral or written, by the Company or any representative of the Company with respect to the future value of, income from, or tax consequences relating to the Exchange Shares, but rather upon an independent examination and judgment as to the prospects of the Company. Further, the Exchangor acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Exchange Shares or any findings as to the fairness of an investment in the Exchange Shares.

(iii) Access to Information. The Exchangor has received and reviewed all the information the Exchangor considers necessary or appropriate for deciding whether to acquire the Exchange Shares. The Company has made available to the Exchangor all records, documents, books of account and other materials or information requested by the Exchangor which the Company has in its possession or are reasonably obtainable. The Exchangor has had the opportunity to ask questions of, and receive answers from, the executive officers of the Company concerning the terms and conditions of the Exchangor’s purchase and the Company’s business, management, financial affairs, and to obtain additional information necessary to verify the accuracy of any information furnished to the Exchangor. The Exchangor has had the opportunity to request additional information and there has been no information requested that has not been provided to the Exchangor. In making the decision to exchange, the Exchangor has relied upon the Exchangor’s own independent investigations of the Company.

(iv) Investment Intent. The Exchangor is acquiring the Exchange Shares for its own account for investment and not with a view to, or resale in connection with, any distribution of such Exchange Shares, within the meaning of the Securities Act, and the Exchangor has no present intention of reselling, assigning or otherwise disposing of all or any shares of the Exchange Shares.

(v) No Registration. The Exchangor understands that the Exchange Shares have not been registered under the Securities Act or the securities laws of any state and that Exchange Shares will be issued by the Company in reliance upon exemptions from the registration requirements of such acts. The Exchangor understands that the Company is under no obligation to register the Exchange Shares under the Securities Act or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Securities Act) in order to permit the Exchangor to sell, transfer or otherwise dispose of the Exchange Shares.

The Exchangor understands and agrees that all representations and agreements made herein form, in part, the basis for the exemptions under the Securities Act and the applicable state securities laws relied upon by the Company in issuing the Exchange Shares and that in issuing the Exchange Shares the Company has relied on all representations and agreements of the Exchangor contained herein. Acceptance by the Exchangor of the certificate or certificates representing the Exchange Shares shall constitute a confirmation by the Exchangor that all such representations and agreements remain true and correct as of the date of acceptance of such certificate(s) by the Exchangor.

5. MISCELLANEOUS.

5.1 Entire Agreement. This Agreement (and the documents referenced herein) constitutes the entire agreement among the parties and supersedes any prior understanding or agreement between them with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

5.2 Amendments and Waivers. No amendment, supplement, alteration or modification to the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any provision hereof will be valid or binding on the parties hereto unless such waiver is in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.

5.3 Survival of Warranties. The warranties, representations, and covenants of the Company and the Exchangor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall expire on the third anniversary of the Effective Date.

5.4 Assignment; Successors and Assigns. No party hereto may assign all or any of its rights, duties or obligations hereunder to any other person without the prior written consent of the other party, except for assignments which occur by operation of law. Except as otherwise provided herein, the terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.6 Counterparts and Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, and a facsimile copy of this Agreement shall be deemed an original.

5.7 Headings. The titles, subtitles and other headings used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

5.8 Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile (upon confirmation of the successful transmission thereof) or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number set forth below or at such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties thereto. All such notices and other written communications shall be effective on five (5) days after the date of mailing, or the date of confirmed facsimile transmission or the date of delivery.

To the Company:	Richard E. Otto
Chief Executive Officer
Corautus Genetics Inc.
75 Fifth Street, Suite 700
Atlanta, Georgia 30308
Fax: (404) 526-6218

with a copy to:	Robert E. Tritt, Esq.
McKenna, Long & Aldridge LLP
303 Peachtree Street, N.E.
Suite 5300
Atlanta, GA 30308
Fax: (404) 527-4198

To the Exchangor:	Chief Financial Officer
Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Fax: (508) 650- 8956

with a copy to:	Craig Smith, Esq.
Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Fax: (508) 650- 8956

5.9 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions described herein. The Exchangor agrees to indemnify and to hold the Company harmless from any and all liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Exchangor or any of its agents or representatives are responsible. The Company agrees to indemnify and hold harmless the Exchangor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

5.10 Expenses. Each party shall pay all costs and expenses it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

5.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements actually incurred, in addition to any other relief to which such party may be entitled.

5.12 Tax Advice. Exchangor has sought and received independent tax advice concerning the federal income tax consequences of the transactions described in this Agreement, and has not received nor relied on any tax advice from the Company or its counsel in deciding to consummate the transactions contemplated herein.

5.13 Severability. If any one or more of the provisions of this Agreement are held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be excluded from this Agreement and the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall be enforceable in accordance with its terms, except that this Agreement shall not be reformed in any manner that will deny any party the essential benefits of this Agreement unless such party waives in writing its rights to such benefits.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

CORAUTUS GENETICS INC.

By:	/s/ Richard E. Otto
Name:	Richard E. Otto
Its:	Chief Executive Officer

EXCHANGOR:

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
Name:	Lawrence C. Best
Its:	Vice President for Finance and Administration, Chief Financial Officer